EXHIBIT 10.8

GUARANTOR SECURITY AGREEMENT

This GUARANTOR SECURITY AGREEMENT (this “Agreement”), dated as of May 15, 2025, is by and among Singapore Volition Pte. Limited, a corporation organized under the laws of Singapore (“Volition Singapore”), Volition Global Services SRL, a corporation organized under the laws of Belgium (“Volition Global”), Volition Diagnostics UK Limited, a corporation organized under the laws of laws of England (“Volition UK”), Volition America, Inc., a Delaware corporation (“Volition USA”) and Volition Veterinary Diagnostics Development, LLC, a Texas limited liability company (“Volition Veterinary” and, collectively with Volition Singapore, Volition Global, Volition UK and Volition USA, the “Companies” and each, a “Company”) and LIND GLOBAL ASSET MANAGEMENT XII LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, (a) VolitionRx Limited, a Delaware corporation (the “Borrower”) is the holder of 100% of the equity interests of each of Volition Singapore and Volition Global; (b) Volition Singapore is the holder of 100% of the equity interests of Belgian Volition SRL (“Volition Belgium”); and (c) Volition Belgium is the holder of (i) 100% of the equity interests of each of Volition UK and Volition USA and (ii) 87.5% of the equity interests of Volition Veterinary; and

WHEREAS, the Borrower (a) and the Secured Party have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the “SPA”); (b) issued to the Secured Party that certain Senior Secured Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the “Note”); (c) issued to the Lender that certain Common Stock Purchase Warrant pursuant to the terms of the SPA (as amended and in effect from time to time, the “Warrant”); and (d) and the Lender are parties to that certain Security Agreement dated as of the date hereof; and

WHEREAS, in connection with the SPA and the Note, the Companies and Volition Belgium have entered into that certain Guaranty dated as of the date hereof in favor of the Secured Party (as amended and in effect from time to time, the “Guaranty”) pursuant to which the Companies and Volition Belgium have jointly and severally guaranteed all of the obligations of the Borrower owing to the Secured Party under the SPA, the Note, the Supplemental Loan Documents (as such term is defined in the Guaranty), the other Transaction Documents (as such term is defined in the Guaranty) and certain other related agreements; and

WHEREAS, it is a condition precedent to the Secured Party agreeing to make loans or otherwise extend credit to the Borrower under the SPA and the Note that the Companies execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, each Company wishes to grant security interests in favor of the Secured Party as herein provided;

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NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Event of Default” means the occurrence of any “Event of Default” under and as defined in each of the SPA, the Note or any Supplemental Loan Document, or the failure of the Borrower, Volition Belgium or any Company to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

“Guarantor” means, collectively, each Person which provides a guarantee of all or any portion of the Obligations of the Borrower to the Secured Party, including, without limitation, the Companies.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower, Volition Belgium or any Company to the Secured Party in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, the SPA, the Note, any Supplemental Loan Document or this Agreement), and whether incurred by the Borrower, Volition Belgium or any Company alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including, without limitation, the SPA, the Note, the Guaranty, any Supplemental Loan Document and this Agreement) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, directly relating to the Secured Party’s rights under this Agreement or any other Transaction Document (including, without limitation, any enforcement of this Agreement or any other Transaction Document).

“Permitted Lien” means any of the following: (a) mechanics and materialman Liens and other statutory Liens (including Liens for taxes, fees, assessments and other governmental charges or levies) arising in the ordinary course of business in respect of any amount (i) which is not at the time overdue or (ii) which may be overdue but the validity of which is being contested at the time in good faith by appropriate proceedings and for which the applicable Company has maintained adequate reserves, in each case so long as the holder of such Lien has not taken any action to foreclose or otherwise exercise any remedies with respect to such Lien; and (b) Liens which are permitted in writing by the Secured Party in its sole and absolute discretion.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“State” means the State of Delaware.

“Supplemental Loan Documents” means any other document, agreement or instrument evidencing any debt or similar obligation owing from the Borrower or any of its Subsidiaries (including, without limitation, any Company or Volition Belgium) to the Secured Party.

“Transaction Documents” means, collectively, the SPA, the Note, the Guaranty, any other guaranty from any Guarantor, any Supplemental Loan Document, this Agreement or any other “Transaction Documents” as defined in the SPA, in each case as amended, supplemented, novated and/or replaced from time to time in accordance with the applicable terms thereof.

2. Grant of Security Interest.

2.1. Grant; Collateral Description. Each Company hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2. Commercial Tort Claims. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the applicable Company’s compliance with §4.7.

3. Authorization to File Financing Statements. Each Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office which the Secured Party deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Company is an organization, the type of organization and any organizational identification number issued to such Company. Each Company agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s reasonable written request.

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4. Other Actions. Further to insure the attachment, perfection and first priority (or, to the extent applicable, second priority to the extent applicable pursuant to the terms of a Subordination Agreement) of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each Company agrees, at such Company’s expense, to take the following actions with respect to the following Collateral and without limitation on such Company’s other obligations contained in this Agreement (but, to the extent applicable, in all cases subject to any applicable Subordination Agreement):

4.1. Promissory Notes and Tangible Chattel Paper. If such Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $50,000, such Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2. Deposit Accounts. For each deposit account that such Company, now or at any time hereafter, opens or maintains, such Company shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of such Company, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or, in the event the depository bank refuses to so agree, (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with such Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with each Company that the Secured Party shall not give any such instructions or withhold any withdrawal rights from such Company, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used (i) for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Company’s salaried employees and (ii) in cases where the applicable Company acts as custodian, trustee, fiduciary or escrow agent for the benefit of a third party in transactions permitted by the Transaction Documents.

4.3. Investment Property. If a Company shall, now or at any time hereafter, hold or acquire any certificated securities, such Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by a Company are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall promptly (but in any event within two (2) Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the issuer to agree to comply without further consent of such Company or such nominee, at any time with instructions from the Secured Party as to such securities, or, in the event the issuer refuses to so agree, (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by a Company are held by such Company or its nominee through a securities intermediary or commodity intermediary, such Company shall promptly (but in any event within two (2) Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Company or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with such Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with each Company that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

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4.4. Collateral in the Possession of a Bailee. If any Collateral with an aggregate value in excess of $50,000 is, now or at any time hereafter, in the possession of a bailee, the applicable Company shall promptly notify the Secured Party thereof and, at the Secured Party’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of such Company, at any time with instructions of the Secured Party as to such Collateral.

4.5. Electronic Chattel Paper, Electronic Documents and Transferable Records. If any Company, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7‑106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with each Company that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for such Company to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7‑106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

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4.6. Letter-of-Credit Rights. If any Company is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $50,000, or if any Company is a beneficiary under letters of credit not assigned to the Secured Party with an aggregate stated amount in excess of $75,000, such Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7. Commercial Tort Claims. If any Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Company shall promptly notify the Secured Party in a writing signed by such Company of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8. Other Actions as to any and all Collateral. Each Company further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the applicable Company’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Party, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords of the applicable Company’s primary place of business or any other location where the aggregate value of the Collateral at such location exceeds $50,000, in form and substance reasonably satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

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4.9. Relation to other Security Documents. Concurrently herewith Volition Singapore is also executing and delivering to the Secured Party one or more stock or equity pledge agreements pursuant to which Volition Singapore is pledging to the Secured Party all of the shares of capital stock and other equity interests of its Subsidiaries. Such pledge(s) of capital stock and other equity interests shall be governed by the terms of the applicable pledge agreements and not by the terms of this Agreement.

5. Representations and Warranties Concerning each Company’s Legal Status. Each Company has, on the date hereof, delivered to the Secured Party a certificate signed by such Company and entitled “Perfection Certificate” (each, a “Perfection Certificate”). Each Company represents and warrants to the Secured Party as follows: (a) as of the date hereof, such Company’s exact legal name is that indicated on its Perfection Certificate and on the signature page hereof, (b) such Company is an organization of the type, and is organized in the jurisdiction, set forth in the applicable Perfection Certificate, (c) such Company’s Perfection Certificate accurately sets forth such Company’s organizational identification number or accurately states that such Company has none, (d) such Company’s Perfection Certificate accurately sets forth, as of the date hereof, such Company’s place of business or, if more than one, its chief executive office, as well as such Company’s mailing address, if different, (e) as of the date hereof, all other information set forth on such Company’s Perfection Certificate pertaining to such Company is accurate and complete in all material respects, and (f) there has been no change in any of such information since the date on which such Company’s Perfection Certificate was signed by such Company.

6. Covenants Concerning Company’s Legal Status. Each Company covenants with the Secured Party as follows: (a) without providing at least ten (10) days prior written notice to the Secured Party (or such shorter period as may be agreed to in writing by the Secured Party), such Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Company does not have an organizational identification number and later obtains one, such Company will forthwith notify the Secured Party of such organizational identification number, and (c) such Company will not change its type of organization, jurisdiction of organization or other legal structure without the Secured Party’s prior written consent.

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7. Representations and Warranties Concerning Collateral, Etc. Each Company further represents and warrants to the Secured Party as follows: (a) such Company is the owner of or has other rights in or power to transfer the Collateral of such Company, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) such Company holds no commercial tort claim except as indicated on such Company’s Perfection Certificate, (d) all other information set forth on such Company’s Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects, and (e) there has been no change in any of such information since the date on which such Company’s Perfection Certificate was signed by such Company.

8. Covenants Concerning Collateral, Etc. Each Company further covenants with the Secured Party as follows (but, to the extent applicable, subject in all cases to any applicable Subordination Agreement): (a) other than inventory sold in the ordinary course of business consistent with past practices, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on such Company’s Perfection Certificate and such Company will not remove the Collateral from such locations, without providing at least ten (10) Business Days prior written notice to the Secured Party, (b) except for the security interest herein granted, such Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and such Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than in favor of the Secured Party or with respect to any Permitted Lien, such Company shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) such Company will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located (provided, so long as no Event of Default has occurred and is continuing, upon reasonable advance notice to the Company), (e) such Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) such Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing and such Company otherwise complies with all the conditions (including, without limitation, repayment conditions) set forth in the Transaction Documents, dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, and the sale of inventory in the ordinary course of business consistent with past practices.

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9. Insurance. Each Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that such Company will not be deemed a coinsurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, such Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100 percent of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Company; business interruption insurance; and product liability insurance. In addition, the proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing, be disbursed to such Company for direct application by such Company solely to the repair or replacement of such Company’s property so damaged or destroyed and (ii) to the extent such Company elects not to repair or replace the property so damaged or destroyed, or fails to repair or replace the property so damaged or destroyed within 180 days of receipt of such proceeds, be held by the Secured Party as cash collateral for the Obligations. To the extent the Secured Party is holding any such proceeds as cash collateral and such Company then elects to repair or replace the property so damaged or destroyed, the Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by such Company solely to the repair or replacement of such Company’s property so damaged or destroyed, or, if an Event of Default has occurred and is continuing, the Secured Party may apply all or any part of such proceeds to the Obligations. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party. In the event of failure by such Company to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to such Company. Each Company shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provisions as may be reasonably requested in writing.

10. Collateral Protection Expenses; Preservation of Collateral.

10.1. Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the applicable Company fails to do so. Each Company agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to any Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

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10.2. Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, each Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

11. Securities and Deposits. The Secured Party may at any time following and during the continuance of a payment default or an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, following and during the continuance of a payment default or an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to any Company may at any time be applied to or set off against any of the Obligations then due and owing.

12. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing (and, to the extent applicable, subject to the terms of any applicable Subordination Agreement):

(a) each Company shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor;

(b) the Secured Party may itself, without notice to or demand upon such Company, so notify account debtors and other Persons obligated on Collateral;

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(c) after the making of such a request or the giving of any such notification, such Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Company as trustee for the Secured Party, for the benefit of the Secured Party, without commingling the same with other funds of such Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(d) the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

13. Power of Attorney.

13.1. Appointment and Powers of Secured Party. Each Company hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at such Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Company might do, including (i) upon written notice to such Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that such Company’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without such Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Company’s name such financing statements and amendments thereto and continuation statements which may require such Company’s signature.

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13.2. Ratification by Company. To the extent permitted by law, each Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

13.3. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Company for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

14. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon any Company (but, to the extent applicable, subject to the terms of any applicable Subordination Agreement), shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the applicable Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the applicable Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Company’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the applicable Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Each Company acknowledges that the purpose of this §15 is to provide non‑exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §15. Without limitation upon the foregoing, nothing contained in this §15 shall be construed to grant any rights to any Company or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §15.

16. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

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17. Suretyship Waivers by Company. Each Company waives, to the maximum extent permitted by applicable law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §10.2. Each Company further waives any and all other suretyship defenses.

18. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Company hereby irrevocably waives the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. Each Company shall pay to the Secured Party upon written demand amounts equal to any and all expenses, including, without limitation, attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting or preserving the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, such Company shall pay to the Secured Party on demand amounts equal to any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the applicable Company. In the absence of final payment and satisfaction in full of all of the Obligations, each Company shall remain liable for any deficiency.

20. Overdue Amounts. Until paid, all amounts due and payable by any Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

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21. Governing Law; Consent to Jurisdiction. This Agreement IS A contract UNDER the laws of the state of DELAWARE and shall for all purposes be construed in accordance with and governed by the laws of SAID state of DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS OR CHOICE OF LAWS. each Company and THE SECURED PARTY EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE, AND EACH COMPANY AND THE SECURED PARTY irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. EACH PARTY HERETO AGREES IT MAY BE SERVED WITH LEGAL PROCESS IN THE STATE OF DELAWARE AT the ADDRESS FOR THE BORROWER SET FORTH IN SECTION 11.5 OF THE SPA.

22. Waiver of Jury Trial. THE SECURED PARTY AND EACH COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Company (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §22.

23. Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

24. Release of Collateral; Reinstatement. (a) The Secured Party agrees that upon the sale, transfer or other disposition of any Collateral which is expressly permitted to occur by the Transaction Documents, upon receipt by the Secured Party of the proceeds thereof which the applicable Company is required to pay to the Secured Party pursuant to the terms of any Transaction Document, such Collateral (but not the proceeds thereof) shall automatically be released from the Liens created hereby, and the Secured Party agrees that, at the request and sole expense of such Company, it shall promptly execute and deliver to such Company all releases and other documents reasonably necessary for the release of such Lien on such Collateral.

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(b) The Secured Party further agrees that upon the indefeasible repayment in full, in cash, of all Obligations owing under the Transaction Documents (other than contingent indemnification obligations for which no claims have been made) and the termination of any commitments pursuant to the terms of the Transaction Documents, the security interests granted hereby shall, subject to the Secured Party’s rights of reinstatement set forth herein or in any other Transaction Document, automatically terminate, all rights to the Collateral shall revert to each applicable Company without further action from any Person and the Secured Party agrees that, at the request and sole expense of any Company, it shall promptly execute and deliver to such Company all releases or other documents reasonably necessary for the release of the Liens on the Collateral (including returning any possessory collateral being held by the Secured Party).

(c) Notwithstanding anything to the contrary contained herein, each Company acknowledges and agrees its obligations and liabilities under the Transaction Documents (and all security interests and other Liens granted hereunder) shall be deemed to have continued in existence and shall be reinstated with full force and effect if, at any time on or after the payment of any Obligations under the Transaction Documents, all or any portion of the Obligations or any other amounts applied by the Secured Party to any of the Obligations is voided or rescinded or must otherwise be returned by the Secured Party to the Borrower, Volition Belgium, or any Company upon the Borrower’s, Volition Belgium’s or any Company’s insolvency, bankruptcy or reorganization or otherwise.

25. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Company acknowledges receipt of a copy of this Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Secured Party shall request manually signed counterpart signatures to this Agreement, each Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature pages to follow]

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IN WITNESS WHEREOF, intending to be legally bound, each Company has caused this Agreement to be duly executed as of the date first above written.

SINGAPORE VOLITION PTE. LIMITED

By:	/s/ Rodney Rootsaert
Name: Rodney Rootsaert
Title: Director

VOLITION GLOBAL SERVICES SRL

By:	/s/ Terig Hughes
Name: Terig Hughes
Title: Director

VOLITION DIAGNOSTICS UK LIMITED

By:	/s/ Cameron Reynolds
Name: Cameron Reynolds
Title: Director

VOLITION AMERICA, INC.

By:	/s/ Terig Hughes
Name: Terig Hughes
Title: Chief Financial Officer and Treasurer

VOLITION VETERINARY DIAGNOSTICS DEVELOPMENT, LLC

By:	/s/ Terig Hughes
Name: Terig Hughes
Title: Chief Financial Officer and Treasurer

Accepted:

LIND GLOBAL ASSET MANAGEMENT XII LLC

By:	/s/ Jeff Easton
Name: Jeff Easton
Title: Authorized Signatory

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